      As Filed With the Securities and Exchange Commission on May 4, 1999
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        AMERICAN NATIONAL FINANCIAL, INC.
                    (Exact name of registrant as specified in its charter)

                          CALIFORNIA                                                     33-0731648
(State or other jurisdiction of incorporation or organization)             (I.R.S. Employer Identification No.)

        17911 VON KARMAN AVENUE, SUITE 200, IRVINE, CA                                      92614
           (Address of Principal Executive Offices)                                      (Zip Code)



                            1998 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                               MICHAEL C. LOWTHER
                             CHIEF EXECUTIVE OFFICER
                        AMERICAN NATIONAL FINANCIAL, INC.
              17911 VON KARMAN AVENUE, SUITE 200, IRVINE, CA 92614
                     (Name and address of agent for service)
                                 (949) 622-4700
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

===============================================================================================
Title of Securities    Amount To Be     Proposed Maximum    Proposed Maximum     Amount of
 To Be Registered     Registered(1)         Offering           Aggregate      Registration Fee
                                       Price Per Share(2)  Offering Price(2)

===============================================================================================
   Common Stock,
   no par value       330,000 shares(3)       $6.00            $1,980,000        $  550.44

   Common Stock,
   no par value     2,320,000 shares(4)       $5.47           $12,690,400        $3,527.93
                                                                                 ---------
                                                                                 $4,078.37
===============================================================================================

(1) Also registered hereunder are an indeterminate number of shares which may become issuable pursuant to the anti-dilution adjustment provisions of the Registrant's 1998 Stock Incentive Plan (the "1998 Plan").

(2) In accordance with Rule 457(h), the aggregate offering price of shares of Common Stock registered hereby is estimated, solely for purposes of calculating the registration fee, on the basis of (a) with respect to presently outstanding options to purchase 330,000 shares of Common Stock, a per share exercise price of $6.00, and (b) with respect to 2,320,000 shares reserved for issuance under the 1998 Plan, the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices reported by the Nasdaq National Market for the Common Stock on April 29, 1999, which was $5.47 per share.

(3) Issuable upon exercise of options granted under the 1998 Plan which are presently outstanding.

(4)  Reserved for issuance under the 1998/ Plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by American National Financial, Inc. (the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998; and

        (b) The description of the Registrant's common stock, no par value per share (the "Common Stock"), contained in the Registrant's Registration Statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant's Articles of Incorporation provide that the liability of the Registrant's directors for monetary damages shall be eliminated to the fullest extent permissible under California law. This is intended to eliminate the personal liability of a director for monetary damages in an action brought by or in the right of the Registrant for breach of a director's duties to the Registrant or its shareholders subject to certain limitations in Section 204 of the California Corporations Code described below.

        The Articles also provide that the Registrant is authorized to provide indemnification to its agents (as defined in Section 317 of the California Corporations Code), through the Registrant's Bylaws or through agreements with such agents or both, for breach of duty to the Registrant and its shareholders, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.

        Section 317 of the California Corporations Code provides that a corporation may indemnify an agent who is, or who is threatened to be made a party to any proceeding (as that term is defined therein) for actions taken in their corporate capacity upon a determination that such agent acted in good faith and in a manner which such agent believed to be in the best interest of the corporation. In addition, Section 317 provides for mandatory indemnification of an agent who is successful on the merits in defense of any such proceeding. Indemnification is prohibited under this section (with certain express exceptions) in any circumstances where it appears that it would be inconsistent with (i) any provision of the corporation's articles of incorporation or bylaws, any resolution of the shareholders or any agreement in effect at the time of the alleged cause of action asserted in the proceeding; and (ii) any condition expressly imposed by a court in approving a settlement.

        In addition, the ability of a corporation to indemnify its agents and to eliminate the liability of a director for monetary damages is further limited by
Section 204 of the California Corporations Code which provides that a corporation may not provide for indemnification of agents or eliminate the liability of a director for monetary damages for (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director; (iii) for any transaction from which a director derived an improper personal benefit; (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders; (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders; (vi) with respect to certain transactions, or the approval of transactions in which a director has a material financial interest; and (vii) expressly imposed by statute, for approval of certain improper distributions to shareholders or certain loans or guarantees.

        The Bylaws of the Registrant provide for indemnification of the Registrant's officers, directors, employees, and other agents to the extent and under the circumstances permitted by California law. The Bylaws further provide that no indemnification shall be made in the case of a derivative suit in respect to any claim as to which such person has been adjudged to be liable to the corporation, except with court approval, nor shall indemnification be made for amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval, or for expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval. Indemnification under the Bylaws is mandatory in the case of an agent of the Registrant (present or past) who is successful on the merits in defense of a suit against him or her in such capacity. In all other cases where indemnification is permitted by the Bylaws, a determination to indemnify such person must be made by a majority of a quorum of disinterested directors, a majority of disinterested shareholders, or the court in which the suits is pending.

        The Registrant has entered into agreements to indemnify its directors in addition to the indemnification provided for in the Articles of Incorporation and Bylaws. Among other things, these agreements provide that the Registrant will indemnify, subject to certain requirements, each of the Registrant's directors for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Registrant, on account of services by such person as a director or officer of the Registrant, or as a director or officer of any other company or enterprise to which the person provides services at the request of the Registrant.

        The above provisions may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the Registrant and its shareholders. At present, there is no litigation or proceeding pending involving a director of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any director.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        The following exhibits are filed as part of this Registration Statement:

        Number               Description
        ------               -----------
          4.1*        1998 Stock Incentive Plan.

          5.1         Opinion of Stradling Yocca Carlson & Rauth, a Professional
                      Corporation.

         23.1 Consent of KPMG LLP, independent auditors, with respect to the consolidated financial statements of the Registrant.

         23.2         Consent of Stradling Yocca Carlson & Rauth, a Professional
                      Corporation (included in the Opinion filed as Exhibit
                      5.1).

         24.1         Power of Attorney (included on the signature page).

----------

* Incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-62353).

ITEM 9.  UNDERTAKINGS.

        (a)    The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 30th day of April, 1999.

                                   AMERICAN NATIONAL FINANCIAL, INC.


                                   By: /s/ MICHAEL C. LOWTHER
                                      -----------------------------------------
                                                  Michael C. Lowther
                                               Chief Executive Officer


                                POWER OF ATTORNEY

        We, the undersigned directors and officers of American National Financial, Inc., do hereby make, constitute and appoint Michael C. Lowther, Carl
A. Strunk and M'Liss Jones Kane, and each of them acting individually, our true and lawful attorneys-in-fact and agents, with power to act without any other and with full power of substitution, to do any and all acts and things in our name and behalf in our capacities as directors and officers, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             Signature                                 Title                        Date
             ---------                                 -----                        ----

     /s/ MICHAEL C. LOWTHER                  Chief Executive Officer
------------------------------------      (Principal Executive Officer)        April 30, 1999
         Michael C. Lowther                       and Director


       /s/ Carl A. Strunk
------------------------------------        Executive Vice President           April 30, 1999
           Carl A. Strunk                      and Chief Financial
                                               Officer (Principal
                                            Financial and Accounting
                                              Officer) and Director

    /s/ WILLIAM P. FOLEY, II
------------------------------------                Director                   April 30, 1999
        William P. Foley, II


       /s/ WAYNE D. DIAZ
------------------------------------                Director                   April 30, 1999
           Wayne D. Diaz



     /s/ DENNIS R. DUFFY
------------------------------------                Director                   April 30, 1999
         Dennis R. Duffy



        /s/ BRUCE ELIEFF
------------------------------------                Director                   April 30, 1999
            Bruce Elieff



   /s/ BARBARA A. FERGUSON
------------------------------------                Director                   April 30, 1999
       Barbara A. Ferguson



     /s/ ROBERT MAJORINO
------------------------------------                Director                    April 30, 1999
         Robert Majorino



     /s/ MATTHEW K. FONG
------------------------------------                Director                    April 30, 1999
         Matthew K. Fong

                                  EXHIBIT INDEX

Exhibit
Number                 Description
------                 -----------
    4.1*               1998 Stock Incentive Plan.

    5.1                Opinion of Stradling Yocca Carlson & Rauth, a Professional
                       Corporation

   23.1 Consent of KPMG LLP, independent auditors, with respect to the consolidated financial statements of the Registrant.

   23.2                Consent of Stradling Yocca Carlson & Rauth, a
                       Professional Corporation (included in the Opinion filed as Exhibit 5.1).

   24.1                Power of Attorney (included on the signature page).

----------------------

* Incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-62353).